Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL INC. ANNOUNCES RECEIPT OF NASDAQ
  LETTER REGARDING NON-COMPLIANCE WITH MINIMUM BID PRICE REQUIREMENTS
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HAUPPAUGE, NY – November 23, 2009 - Hauppauge Digital Inc. (NASDAQ: HAUP) reported today that on November 18, 2009 it received a letter from NASDAQ indicating that the company is not in compliance with the NASDAQ minimum bid price rule.  The letter noted that, for the thirty consecutive trading days prior to November 18, 2009, the company's minimum closing bid price per share had been below the $1.00 minimum bid price requirement set forth in NASDAQ Rule 5450(a)(1).  In accordance with NASDAQ Rule 5810(c)(3)(A), Hauppauge has 180 days, or until May 17, 2010, to regain compliance.  In its notice, NASDAQ indicated that, if at any time during this period the minimum closing bid price is $1.00 or more per share for at least ten consecutive trading days, NASDAQ will provide confirmation that the company has regained compliance.

The company intends to monitor the bid price for its common stock between now and May 17, 2010 and to consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement, as to which no assurances can be given.

As previously disclosed, on October 6, 2009 the company received a Staff Determination letter from NASDAQ, notifying the company that NASDAQ had determined to initiate procedures to delist the company’s securities from NASDAQ based on the company’s failure to hold its annual meeting within the time frame allowed under NASDAQ Rule 5620.  The Company requested before a NASDAQ Hearings Panel that, pursuant to Rule 5815(c)(1)(A), the Company be granted an exception to the relevant continued listing standards set forth in Rule 5620, and that NASDAQ continue to list the company’s securities.  There can be no assurance that the Hearings Panel will grant the company’s request for continued listing.

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California and engineering offices in Taiwan and Braunschweig Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, uncertainties and risks associated with the inclusion of the Company’s securities in an illiquid trading market, and those uncertainties, risks and other influences set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to our Form 10-K for the year ended September 30, 2008 and our Form 10-Q’s for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.